Exhibit 5.6

[SHEEHAN PHINNEY BASS + GREEN PA Letterhead]

January 29, 2016

HealthSouth Corporation
3660 Grandview Parkway
Suite 200
Birmingham, AL 35243

Re:    Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special New Hampshire counsel to HealthSouth Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Company”), and New England Rehabilitation Management Co., LLC, a limited liability company organized under the laws of the State of New Hampshire (the “Guarantor”), in connection with the filing by the Company and certain of the Company’s current and future direct and indirect subsidiaries, including the Guarantor, with the U.S. Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-4 (the “Registration Statement”) which relates to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and exchange of (a) up to $350,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2024 (the “2024 Notes”), and (b) up to $350,000,000 aggregate principal amount of the Company’s 5.75% Senior Notes due 2025 (the “2025 Notes,” and together with the 2024 Notes, the “Exchange Notes”) that are to be guaranteed on a senior unsecured basis by certain of the Company’s current and future direct and indirect subsidiaries, including the Guarantor.

The Exchange Notes are to be (a) issued pursuant to an Indenture dated as of December 1, 2009 by and between the Company and Wells Fargo Bank, National Association, as successor to The Bank of Nova Scotia Trust Company of New York, as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture dated as of September 11, 2012, as supplemented further by the Sixth Supplemental Indenture dated as of August 7, 2015, and as supplemented further by the Seventh Supplemental Indenture dated as of September 16, 2015 (collectively, the “Indenture”); and (b) evidenced by the forms of notes attached as Exhibit A to the Fourth Supplemental Indenture with respect to the 2024 Notes and Exhibit A to the Seventh Supplemental Indenture with respect to the 2025 Notes (the “Exchange Notes”).

HealthSouth Corporation
January 29, 2016

The Exchange Notes are to be issued in an exchange offer for a like aggregate original principal amount of 5.75% Senior Notes due 2024, in accordance with the terms of a Registration Rights Agreement dated as of August 7, 2015 by and among the Company, the guarantors party thereto and Goldman, Sachs & Co., as representative of the parties named therein as the Purchasers, and 5.75% Senior Notes due 2025, in accordance with the terms of a Registration Rights Agreement dated September 16, 2015 by and among the Company, the guarantors party thereto and Morgan Stanley & Co. LLC (collectively, the “Registration Rights Agreements”).

All capitalized terms used but not otherwise defined herein shall have the same meanings that have been ascribed to them in the Indenture or the Registration Rights Agreements unless the context otherwise requires. This opinion is being furnished to the Company at its request solely for the Company to comply with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In connection with the opinions expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(i)	the Guarantor’s Certificate of Formation dated June 25, 2009, as amended by the Certificate of Amendment dated September 9, 2010 (together, the “Certificate of Formation”);

(ii)	the Guarantor’s Limited Liability Company Agreement dated June 30, 2009, as in effect on the date hereof (the “LLC Agreement”);

(iii)	resolutions of the Board of Managers of the Guarantor relating to the Guarantor’s guaranty of the Exchange Notes and other matters;

(iv)	resolutions of the sole member of the Guarantor relating to the Guarantor’s guaranty of the Exchange Notes and other matters;

(v)
a certificate of John P. Whittington, Secretary of the Guarantor, dated as of the date hereof (the “Secretary’s Certificate”), to the effect that, among other things, the Certificate of Formation, the LLC Agreement, the board of managers’ and sole member’s resolutions are true, correct and complete, have not been rescinded or modified and are in full force and effect on the date of the Secretary’s Certificate;

(vi)	a Certificate of Good Standing for the Guarantor issued by the Secretary of State of the State of New Hampshire dated as of January 27, 2016 (the “Good Standing Certificate”);

HealthSouth Corporation
January 29, 2016

(vii)	the Registration Statement and the prospectus contained in the Registration Statement, in substantially the form to be filed with the Commission pursuant to the Securities Act;

(viii)	the Registration Rights Agreements;

(ix)	the Indenture;

(x)	the form of Exchange Notes; and

(xi)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In our examination, we have assumed (a) the legal capacity of all natural persons, (b) the genuineness of all signatures, (c) the authenticity of all documents submitted to us as originals, (d) the conformity to original documents of all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies, and (e) the authenticity of the originals of such documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Guarantor, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties, of such documents and that such documents constitute or will constitute valid and binding obligations of the parties thereto. We have relied as to the legal existence and good standing of the Guarantor on the Good Standing Certificate. To the extent that our opinions herein relate to matters as to which governmental agencies have issued certificates, or as to which affidavits or other certificates have been relied upon, such opinions speak as of the respective dates of such certificates or affidavits. We have also assumed that the financial condition of the Guarantor at all relevant times was, and will be, such as to permit the authorization, execution and performance of the guarantee of the Guarantor under the Indenture under applicable law.
As to any facts material to the opinions expressed herein that we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor. We have made no investigations or inquiry to determine the accuracy of the foregoing assumptions and are not responsible for the effect of the inaccuracy of any of these assumptions on the opinions expressed herein.
This opinion is limited to the laws of the State of New Hampshire as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We do not express any other opinion herein concerning any other laws.

HealthSouth Corporation
January 29, 2016

Based upon and subject to the foregoing, and subject also to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:
1.The Guarantor is validly existing and in good standing under the laws of the State of New Hampshire.

2.The Guarantor has the requisite company power to execute, deliver and perform its obligations under the Indenture, including its guarantee of the Exchange Notes.

3.The execution and delivery of the Indenture by the Guarantor and the performance of its obligations thereunder, including guaranteeing the Exchange Notes in accordance with the provisions of the Indenture, have been duly authorized by all necessary company action on the part of the Guarantor.

The opinions herein expressed are limited to the matters expressly set forth in this opinion letter and no opinion is implied, or may be inferred, beyond the matters expressly so stated.
We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and all amendments thereto. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.
It is understood that this opinion is to be used only in connection with the offer and sale of the Exchange Notes while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose. This opinion is rendered only as of the date hereof, and we disclaim any undertaking to advise you of any changes of the facts stated or assumed herein or any subsequent changes in applicable law that may occur after the date of this opinion.

Very truly yours,

SHEEHAN PHINNEY BASS + GREEN PA

/s/ Sheehan Phinney Bass + Green PA